Exhibit 10.3
TERMINATION OF INTERCREDITOR AGREEMENT
     THIS TERMINATION OF INTERCREDITOR AGREEMENT (this “Amendment”), dated as of August 23, 2006, is by and between WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), an Illinois corporation, formerly known as Congress Financial Corporation (Central), in its capacity as agent pursuant to the Working Capital Loan and Security Agreement (as hereinafter defined) for the lenders who are party from time to time thereto (in such capacity, together with its successors and assigns in such capacity, “Working Capital Agent”) and SILVER POINT FINANCE, LLC, a Delaware limited liability company, in its capacity as collateral agent pursuant to the Term Loan Agreement (as hereinafter defined) for the lenders who are party from time to time thereto (in such capacity, together with its successors and assigns in such capacity, the “Term Loan Agent”).
WITNESSETH:
     WHEREAS, Working Capital Agent and Term Loan Agent have previously entered into and executed the Intercreditor Agreement, dated as of October 20,2004 (as the same now exists, the “Intercreditor Agreement”), as acknowledged by Omega Wire, Inc. (successor by merger with Camden Wire Co., Inc., International Wire Rome Operations, Inc. and OWI Corporation) (“Omega”), IWG Resources, LLC (“Resources”), Wire Technologies, Inc. (“Wire Technologies”, and together with IWG High Performance Conductors, Inc. (“High Performance”), Omega and Resources, each individually a “Borrower” and collectively, “Borrowers”) and International Wire Group, Inc. (“Parent”, and sometimes hereinafter referred to as “Guarantor”);
     WHEREAS, Borrowers intend to repay the Term Loan Debt and terminate the Term Loan Documents;
     WHEREAS, Working Capital Lenders and Working Capital Agent and Term Loan Lenders and Term Loan Agent desire to terminate the Intercreditor Agreement;
     NOW THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Intercreditor Agreement.
     2. Termination of Intercreditor Agreement. Effective as of the Payoff Date (as defined in that certain payoff letter among Borrowers, Guarantors and Term Loan Agent), Working Capital Lenders and Working Capital Agent and Term Loan Lenders and Term Loan Agent hereby agree that the Intercreditor Agreement shall be terminated and of no further force and effect.
     3. Governing Law. The validity, construction and effect of this Amendment shall be governed by the laws of the State of New York, but excluding any principles of conflicts of law or other rules of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.
     4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment.
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     IN WITNESS WHEREOF, the parties have caused this Termination of Intercreditor Agreement to be duly executed as of the day and year first above written.

WORKING CAPITAL AGENT

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL), successor by
merger to Congress Financial Corporation (Central)

By:	/s/ Barry Felker

Name:	Barry Felker

Title:	Associate

TERM LOAN AGENT

SILVER POINT FINANCE, LLC

By:

Name:

Title:

     IN WITNESS WHEREOF, the parties have caused this Termination of Intercreditor Agreement to be duly executed as of the day and year first above written.

WORKING CAPITAL AGENT

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL), successor by
merger to Congress Financial Corporation (Central)

By:

Name:

Title:

TERM LOAN AGENT

SILVER POINT FINANCE, LLC

By:	/s/ Chris MacDonald

Name:	Chris MacDonald

Title:	Authorized Signatory